Exhibit 99.1

eXp World Holdings Reports Record First Quarter 2022 Revenue of $1.0 Billion

Q1 2022 Revenue Increased 73% Year-over-Year to $1.0 Billion, Driven by Agent Growth of 55%

Company Declares Cash Dividend for Q2 2022 of $0.04 per Share of Common Stock

Board Increases Stock Repurchase Program to $20 Million per Month and $500 Million Total

BELLINGHAM, Wash. — May 4, 2022 — eXp World Holdings, Inc. (Nasdaq: EXPI), (or the “Company”), the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises, today announced financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Highlights as Compared to the Same Year-Ago Quarter:

●	Revenue increased 73% to $1.0 billion.
●	Gross profit increased 56% to $83.5 million.
●	Net income increased 83% to $8.9 million, which included a $5.1 million income tax provision benefit. Earnings per diluted share increased 100% to $0.06.
●	Adjusted EBITDA (a non-GAAP financial measure) increased 19% to $17.7 million.
●	As of March 31, 2022, cash and cash equivalents totaled $130.1 million, compared to $104.4 million as of March 31, 2021. The Company repurchased approximately $30.0 million of common stock during the first quarter of 2022.
●	The Board approved an amendment to increase the Company’s stock repurchase program authorization from $400 million of its common stock up to $500 million, and to increase monthly repurchases from $10 million of its common stock per month up to $20 million.
●	The Company paid a cash dividend for the first quarter of 2022 of $0.04 per share of common stock on March 31, 2022. On April 29, 2022, the Company’s Board of Directors declared a cash dividend of $0.04 per share of common stock for the second quarter of 2022 expected to be paid on May 31, 2022 to shareholders of record on May 16, 2022.

Management Commentary

“eXp’s strong momentum continued through the first quarter as even more agents joined what we believe is the most agent-centric brokerage on the planet, fueling the fastest-growing agent base in the history of real estate to help clients and customers buy, sell and/or lease properties around the world,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings.

“eXp was built to thrive in challenging market conditions and despite the headwinds affecting the broader housing market, we are well-positioned to capture increased market share. It is our goal to be over 100,000 agents and brokers worldwide by the end of the year through continued iteration on the agent value proposition. With each milestone and enhancement, we redefine the real estate industry and empower agents with aligned compensation structures and industry-leading technology to grow their businesses and serve their clients.”

“With a results-driven approach to scaling our business, eXp has delivered its fourth sequential billion-dollar revenue quarter,” said Jeff Whiteside, CFO and Chief Collaboration Officer of eXp World Holdings. “We continue to bolster our competitive position in the U.S. and internationally by investing significantly in operational efficiencies. Our new global financial system implemented this month will seamlessly support our growing global footprint, while we continue to invest in initiatives that differentiate our value proposition to agents and provide additional revenue streams for the company. Finally, the board’s decision to increase the total size of our stock repurchase plan and the amount repurchased each month reflects our leadership team’s confidence in our ability to deliver sustainable growth in our business over the long-term.”

First Quarter 2022 Operational Highlights as Compared to the Same Year-Ago Quarter:

●	Agents and brokers on the eXp Realty platform increased 55% to 78,196 as of March 31, 2022.
●	Real estate transactions closed increased 55% to 114,305.
●	Real estate transaction volume increased 69% to $41.4 billion.
●	eXp Realty expanded into the Dominican Republic and Greece in the first quarter of 2022, and announced its plans to open in three additional locations including, New Zealand, Chile and Dubai, United Arab Emirates.
●	eXp Realty ended the first quarter of 2022 with a global Net Promoter Score of 71, a measure of agent satisfaction as part of the Company’s intense focus on improving the agent experience.

First Quarter 2022 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A on Wednesday, May 4, 2022 at 7:30 a.m. PT / 10:30 a.m. ET with:

●	Glenn Sanford, Founder, Chairman and CEO, eXp World Holdings
●	Jeff Whiteside, CFO and Chief Collaboration Officer, eXp World Holdings
●	Jason Gesing, CEO, eXp Realty

The discussion will be moderated by John Campbell, Managing Director at Stephens Inc.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its companies.

Date: Wednesday, May 4, 2022

Time: 7:30 a.m. PT / 10:30 a.m. ET

Location: EXPI Campus. Join at http://expworldholdings.com/contact/download/

Livestream: expworldholdings.com/events

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises.

eXp Realty is the fastest-growing real estate company in the world with more than 80,000 agents in the United States, Canada, the United Kingdom, Australia, South Africa, India, Mexico, Portugal, France, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany, Dominican Republic and Greece and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by Virbela, an immersive 3D platform that is deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-U.S. GAAP financial measure and may be different than similarly titled measures used by other companies. It is presented to enhance investors’ overall understanding of the company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The company’s Adjusted EBITDA provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. Adjusted EBITDA helps identify underlying trends in the business that otherwise could be masked by the effect of the expenses that are excluded in Adjusted EBITDA. In particular, the company believes the exclusion of stock and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations.

The company defines the non-U.S. GAAP financial measure of Adjusted EBITDA to mean net income (loss), excluding other income (expense), income tax benefit (expense), depreciation, amortization, impairment charges, stock-based compensation expense, and stock option expense. Adjusted EBITDA may assist investors in seeing financial performance through the eyes of management, and may provide an additional tool for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to Net Income (Loss), the closest comparable U.S. GAAP measure. Some of these limitations are that:

●	Adjusted EBITDA excludes stock-based compensation expense and stock option expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the business and an important part of the compensation strategy; and
●	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets, amortization of acquired intangible assets, and impairment charges related to these long-lived assets, and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION
(In thousands)
(Unaudited)
	Three Months Ended March 31,
	2022	2021
Net income	$ 8,864	$ 4,846
Other (income) expense, net	727	(128)
Income tax (benefit) expense	(5,149)	211
Depreciation and amortization (1)	1,958	1,310
Stock compensation expense (2)	7,798	5,472
Stock option expense	3,511	3,109
Adjusted EBITDA	$ 17,709	$ 14,820

(1) Amortization of stock liability is included in the “Other expense (income)” line item.
(2) This includes agent growth incentive stock compensation expense and stock compensation expense related to business acquisitions.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the continued growth of our agent and broker base; expansion of our residential real estate brokerage business into foreign markets; demand for remote working and distance learning solutions and virtual events; development of our commercial brokerage and our ability to attract commercial real estate brokers; and revenue growth and financial performance. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

MZ Group – MZ North America

investors@expworldholdings.com

EXP WORLD HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 130,092	$ 108,237
Restricted cash	116,939	67,673
Accounts receivable, net of allowance for credit losses of $2,417 and $2,198, respectively	142,963	133,489
Prepaids and other assets	9,348	9,916
TOTAL CURRENT ASSETS	399,342	319,315
Property, plant, and equipment, net	19,024	15,902
Operating lease right-of-use assets	2,387	2,482
Other noncurrent assets	2,510	2,827
Intangible assets, net	7,204	7,528
Deferred tax assets	58,728	52,827
Goodwill	12,945	12,945
TOTAL ASSETS	$ 502,140	$ 413,826
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 7,191	$ 7,158
Customer deposits	116,939	67,673
Accrued expenses	128,741	111,672
Current portion of lease obligation - operating lease	238	311
TOTAL CURRENT LIABILITIES	253,109	186,814
Long-term payable	2,714	2,714
Long-term lease obligation - operating lease, net of current portion	779	765
TOTAL LIABILITIES	256,602	190,293
EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 158,300,605 issued and 150,416,865 outstanding in 2022; 155,516,284 issued and 148,764,592 outstanding in 2021	2	1
Additional paid-in capital	450,570	401,479
Treasury stock, at cost: 7,883,740 and 6,751,692 shares held, respectively	(239,965)	(210,009)
Accumulated earnings	33,533	30,510
Accumulated other comprehensive income	229	188
Total eXp World Holdings, Inc. stockholders' equity	244,369	222,169
Equity attributable to noncontrolling interest	1,169	1,364
TOTAL EQUITY	245,538	223,533
TOTAL LIABILITIES AND EQUITY	$ 502,140	$ 413,826

EXP WORLD HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share amounts and per share data)
(Unaudited)
	Three Months Ended March 31,
	2022	2021
Revenues	$ 1,010,731	$ 583,833
Operating expenses
Commissions and other agent-related costs	927,267	530,347
General and administrative expenses	75,322	46,300
Sales and marketing expenses	3,700	2,257
Total operating expenses	1,006,289	578,904
Operating income	4,442	4,929
Other (income) expense
Other (income) expense, net	410	(134)
Equity in losses of unconsolidated affiliates	317	6
Total other expense, net	727	(128)
Income before income tax expense	3,715	5,057
Income tax (benefit) expense	(5,149)	211
Net income	8,864	4,846
Net income attributable to noncontrolling interest	18	-
Net income attributable to eXp World Holdings, Inc.	$ 8,882	$ 4,846

Earnings per share
Basic	0.06	0.03
Diluted	0.06	0.03
Weighted average shares outstanding
Basic	149,226,166	144,354,991
Diluted	156,842,721	158,722,126

EXP WORLD HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
OPERATING ACTIVITIES
Net income	$ 8,864	$ 4,846
Reconciliation of net income to net cash provided by operating activities:
Depreciation expense	1,616	1,007
Amortization expense - intangible assets	342	303
Loss on dissolution of consolidated affiliates	361	-
Allowance for credit losses on receivables/bad debt on receivables	219	385
Equity in loss of unconsolidated affiliates	317	6
Agent growth incentive stock compensation expense	7,798	5,472
Stock option compensation	3,511	3,109
Agent equity stock compensation expense	38,500	21,402
Deferred income taxes, net	(5,901)	-
Changes in operating assets and liabilities:
Accounts receivable	(9,846)	(11,907)
Prepaids and other assets	496	(459)
Customer deposits	49,266	38,324
Accounts payable	74	1,161
Accrued expenses	15,854	15,420
Long term payable	-	(150)
Other operating activities	36	-
NET CASH PROVIDED BY OPERATING ACTIVITIES	111,507	78,919
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(4,684)	(2,257)
Acquisition of businesses	-	(1,500)
NET CASH (USED IN) INVESTING ACTIVITIES	(4,684)	(3,757)
FINANCING ACTIVITIES
Repurchase of common stock	(29,956)	(34,009)
Proceeds from exercise of options	498	1,373
Transactions with noncontrolling interests	(426)	-
Dividends declared and paid	(5,859)	-
NET CASH USED IN FINANCING ACTIVITIES	(35,743)	(32,636)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	41	47
Net change in cash, cash equivalents and restricted cash	71,121	42,573
Cash, cash equivalents and restricted cash, beginning balance	175,910	127,924
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 247,031	$ 170,497

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$ 483	$ 3
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property, plant and equipment purchases in accounts payable	246	141